Exhibit 5.1

DRAFT OF LEGAL OPINION

The McGeary Law Firm, P.C.

1600 Airport Fwy., Suite 300

Bedford, Texas 76022

(817)-282-5885 phone

(817)-282-5886 fax

March 16, 2021

Board of Directors

Ameritek Ventures, Inc.

325 N Milwaukee Ave, Suite G1

Wheeling, IL 60090

Re:	Form S-1 Registration Statement File No. 333-

Ladies and Gentlemen:

I have acted as special counsel for Ameritek Ventures, Inc., a Nevada corporation (the “Company”), in connection with the filing, with the Securities and Exchange Commission (the “Commission” or “SEC”), by the Company, of a Registration Statement on Form S-1 (such registration statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale, of up to 514,226,791 shares of common stock, par value $0.001 per share (“Common Stock”), of the Company, which includes 420,000,000 shares of Common Stock issuance upon the conversion of convertible promissory notes (the “Notes”), collectively referred to herein as the “Securities.”

I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”), (ii) the Bylaws of the Company, as amended and restated to date (the “Bylaws”), (iii) the Registration Statement and all exhibits thereto, (iv) the minutes and records of the corporate proceedings of the Company with respect to the filing of the Registration Statement and the Securities, and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. I have also examined (i) certain resolutions of the Board of Directors of the Company relating to the issuance of the Notes; and (ii) the forms of the Notes.

In making the foregoing examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified, conformed or photostatic copies thereof and the authenticity of the originals of such latter documents.

As to various questions of fact material to the opinions expressed below, I have, without independent third-party verification of their accuracy, relied in part, and to the extent I deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments, or representations furnished or made available to me by the Company, including the Registration Statement.

In connection with rendering the opinions set forth below, I have assumed that (i) all information contained in all documents reviewed by me is true and correct; (ii) all signatures on all documents examined by me are genuine and all natural persons signing such documents have the legal capacity to do so; (iii) all documents submitted to me as originals are authentic and all documents submitted to me as copies conform to the originals of those documents; (iv) the Registration Statement and Prospectuses to be filed by the Company with the Commission will be identical to the form of the document that I have reviewed; (v) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will have become effective, shall not have been terminated or rescinded and will comply with all applicable laws (including, but not limited to Section 10(a)(3) of the Securities Act); (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws (including, but not limited to, applicable state securities or “blue sky” laws) and in the manner specified in the Registration Statement and any applicable Prospectus Supplement; (vii) one or more Prospectus Supplements to the Prospectuses contained in the Registration Statement will have been prepared and filed with the Commission describing the Securities offered thereby; and (viii) any securities issuable upon conversion, exchange or exercise of any Notes will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion.

I have also have assumed that the execution, delivery and performance by the Company of the Securities Documents will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the Articles of Incorporation or Bylaws of the Company, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any agreement or document binding on the Company, and that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Securities Agreement, or, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein and having due regard for such legal considerations I deem relevant, I am of the opinion that, with respect to shares of Common Stock, when both (a) the board of directors (the “Board”) of the Company has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered (or such Common Stock has been registered by book entry registration in the name of such purchaser, if uncertificated) either (i) in accordance with the applicable Securities Document, definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of the Notes, in accordance with the terms of the Notes providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be legally issued, fully paid, and non-assessable;

I express no opinion as to the laws of any state or jurisdiction other than the laws governing corporations of the State of Nevada and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue-sky laws of any state or any foreign jurisdiction. I have made such examination of Nevada law as I have deemed relevant for purposes of this opinion. I express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation, or administrative decision.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and I undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

My opinions expressed above are specifically subject to the following additional limitations, exceptions, qualifications and assumptions:

(A)          The legality, validity, binding nature and enforceability of the Company’s obligations under the Securities may be subject to or limited by (1) bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer or conveyance, equitable subordination, moratorium and other similar laws affecting the rights of creditors generally; (2) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, commercial practice, estoppel, diligence, unconscionability, right to cure, election of remedies, and the discretion of any court of competent jurisdiction or of any arbiter in awarding specific performance or injunctive relief and other equitable remedies different from that provided in the Securities; (3) the limitations or restrictions on a party’s ability to enforce contractual rights or bring a cause of action under state law or within the courts of such state if such party has failed to comply with applicable qualification, authorization, registration, notice or similar filing requirements of such state; and (4) without limiting the generality of the foregoing, (a) principles requiring the consideration of the impracticability or impossibility of performance of the Company’s obligations at the time of the attempted enforcement of such obligations, (b) the effect of court decisions and statutes that indicate that any provisions of the Securities that permit a party to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for the party’s protection, and (c) public policy considerations.

(B)          I express no opinion as to the enforceability of provisions (i) to the effect that rights or remedies may be exercised without notice and failure or delay to exercise is not a waiver of rights or remedies, that every right or remedy is cumulative, not exclusive, and may be exercised in addition to or with any other right or remedy, or that election of a particular remedy or remedies does not preclude recourse to one or more remedies, (ii) prohibiting waivers of any terms of the Securities other than in writing, or prohibiting oral modifications thereof or modification by course of dealing, or (iii) that may be unenforceable under certain circumstances but the inclusion of which does not affect the validity of the Security taken as a whole. In addition, my opinions are subject to the effect of judicial decisions that may permit the introduction of extrinsic evidence to interpret the terms of written contracts such as the Securities.

I express no opinion (a) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or (b) with respect to whether acceleration of Notes may affect the collectability of any portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

The foregoing opinion assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of the Securities.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding my firm and use of my name under the heading “Legal Matters” in the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.